Exhibit 24


	POWER OF ATTORNEY



I hereby appoint each of Brian D. Short and Craig H. Lewis as an attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and Exchange Commission a Statement of Initial Beneficial Ownership of Securities on Form 3, a Statement of Changes of Beneficial Ownership of Securities on Form 4 or an Annual Statement of Changes of Beneficial Ownership of Securities on Form 5, together with any supplements or amendments thereto.


     /s/ William J. Wasilewski
     William J. Wasilewski




	Acknowledgement

STATE OF PENNSYLVANIA	)
                        )   ss
COUNTY OF PHILADELPHIA 	)


On this 22nd day of August, 2013, before me, a notary public in and for the aforesaid state and county, personally appeared William J. Wasilewski, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.



	/s/ Eileen M. Moller
           Notary Public

     My Commission expires:  April 17, 2016

       [Notarial Seal]